UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 7, 2014 (February 24, 2014)

PAULSON CAPITAL (DELAWARE) CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Delaware	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 NW Lovejoy Street, Suite 720, Portland OR	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Amendment No. 1 is filed to amend the Current Report on Form 8-K filed by Paulson Capital Corp., predecessor to Paulson Capital (Delaware) Corp. (the “Registrant”), on February 27, 2014, reporting that the Registrant was not in compliance with NASDAQ Listing Rule 5550(a)(2), to reflect that the Registrant has since regained compliance with NASDAQ Listing Rule 5550(a)(2).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 24, 2014, the Staff of the Nasdaq Stock Market notified the Registrant that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by Listing Rule 5550(a)(2). On April 7, 2014, the Registrant was notified that Nasdaq Staff has determined that for 10 consecutive business days, from March 24, 2014 to April 4, 2014, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Registrant has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2014	PAULSON CAPITAL (DELAWARE) CORP.

	By:	/s/ Murray G. Smith
Murray G. Smith
Chief Financial Officer